UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2025

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 249 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2025, PMGC Holdings Inc. (the “Company”) entered into a Secondment Agreement (the “Agreement”) with GB Capital Ltd, a British Columbia, Canada corporation (“GB Capital”) wholly owned by the Company’s Chief Executive Officer, Chief Financial Officer, and director, Graydon Bensler, pursuant to which GB Capital agreed to second certain of its employees (each, an “Employee” and, collectively, the “Employees”), on an exclusive basis, to the Company from time to time to provide certain services in accordance with the terms of the Agreement. The Employees will remain employees of GB Capital during their respective periods of secondment (each, a “Secondment Period”) and will not be employees of the Company.

Under the Agreement, GB Capital shall pay each Employee’s salary, incentives, health and retirement benefits, and other applicable compensation or benefits Employee is entitled to as an employee of GB Capital. As consideration for GB Capital making Employees available to provide services during the Secondment Period, the Company shall reimburse GB Capital on a monthly basis based on (i) an agreed hourly rate set forth in Exhibit A of the Agreement, multiplied by (ii) actual hours worked by the Employee. Except as otherwise set forth in the Agreement, each party to the Agreement shall bear its own costs and expenses in connection with the Agreement. However, if any extraordinary costs or expenses not contemplated by the Agreement arise in connection with the Agreement, including travel and expenses, the Company will reimburse GB Capital for such costs and expenses, provided that (i) the Company provided its written consent prior to GB Capital’s incurrence of such costs and expenses, and (ii) such costs and expenses are documented to the reasonable satisfaction of the Company.

Pursuant to the terms of the Agreement, each Employee will provide services to the Company as agreed between the parties up to the number of hours per week specified in Exhibit A. Further, each Employee shall provide services at the Company’s principal place of business or such other place as the parties may agree. The Company has full and exclusive responsibility for each Employee’s actions performed in service to the Company during the Secondment Period.

The Company may terminate the services provided by any Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to GB Capital, provided that the Company may terminate any Employee’s secondment at any time, without advance notice, in the event of the Employee’s misconduct, violation of the Company’s policies, or any conduct that the Company reasonably determines may be detrimental to the business or reputation of the Company. Upon the termination of any Employee’s employment with GB Capital, any Employee’s services to the Company will also terminate, and if such employment with GB Capital is terminated, GB Capital shall provide notice of the same to the Company no later than the close of business on the same day such termination becomes effective. GB Capital may terminate the Agreement by providing at least 90 days’ written notice of termination to the Company. The Company may terminate the Agreement by providing at least 30 days’ written notice of termination to GB Capital. The Agreement may be terminated by either party upon 10 days’ written notice if the other party breaches or is in default of any provision of the Agreement and does not cure such breach or default within such 10 day period, with such notice to be made and delivered to the addresses as provided by the applicable party.

The Agreement contains customary provisions relating to confidentiality, indemnification, and limitations on liability.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K (“Form 8-K”) as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 30, 2025, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Secondment Agreement between the Company and GB Capital Ltd dated July 25, 2025.
99.1	Press Release dated July 30, 2025.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2025

PMGC Holdings, Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

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